Exhibit 3.43

SECRETARY OF STATE

As Secretary of State, of the State of Louisiana, I do hereby Certify that the annexed transcript of

JALOU OF LAROSE, LLC

Was prepared by and in this office from the record on file, of which purports to be a copy, and that it is full, true and correct.

In testimony whereof, I have hereunto set my hand and caused the Seal of my Office to be affixed at the City of Baton Rouge on,
December 15, 2005

/s/ Al Ater

ABA 36044558K

Secretary of State

Al Ater Secretary of State	ARTICLES OF ORGANIZATION (R.S. 12:1301)

	Domestic Limited Liability Company Enclose $75.00 filing fee Make remittance payable to Secretary of State Do not send cash	Return to: Commercial Division P.O. Box 94125 Baton Rouge, LA 70804-9125 Phone (225) 925-4704 Web Site: www.sos.louisiana.gov

STATE OF Ohio	Check one:	☒ Business ☐ Nonprofit

PARISH/COUNTY OF Cuyahoga

1. The name of this limited liability company is: Jalou of Larose, LLC

2. This company is formed for the purpose of: (check one)

☒                                    Engaging in any lawful activity for which limited liability companies may be formed.

☐

(use for limiting activity)

3. The duration of this limited liability company is : (may be perpetual) perpetual

4. Other provisions:

Signatures:

/s/ Christopher S.W. Blake
Christopher S.W. Blake, Esq., authorized representative

On this 3rd day of November, 2005, before me, personally appeared

Christopher S.W. Blake, to me known to be the person described in and who executed the foregoing instrument, and [ILLEGIBLE] he/she executed it as his/her free act and deed.

NOTARY NAME MUST BE TYPED OR PRINTED WITH NOTARY #

[SEAL]

[ILLEGIBLE]

/s/ [ILLEGIBLE]
Notary Signature

[ILLEGIBLE]	(see instructions on back)

[ILLEGIBLE]

Al Ater Secretary of State	LIMITED LIABILITY COMPANY INITIAL REPORT (R.S. 12:1305 (E))

1.               The name of this limited liability company is: Jalou of Larose, LLC

2.               The location and municipal address, not a post office box only, of this limited liability company’s registered office:

1869 Mills Highway, Breaux Bridge, Louisiana 70517

3.               The full name and municipal address, not a post office box only, of each of this limited liability company’s registered agent(s) is/are:

C T Corporation System, 8550 United Plaza Boulevard, Baton Rouge, Louisiana 70809

4.               The names and municipal addresses, not a post office box only, of the first managers, or the members:

Garneco Holdings, Inc., Sole Member, 10515 Colonial Downs Parkway, New Kent, VA 23124

To be signed by each person who signed the articles of organization:

/s/ Christopher S.W. Blake
Christopher S.W. Blake, Esq., authorized representative

AGENT’S AFFIDAVIT AND ACKNOWLEDGEMENT OF ACCEPTANCE

I hereby acknowledge and accept the appointment of registered agent for and on behalf of the above named limited liability company.

Registered agent(s) signature(s):

/s/ Joyce A. Gilbert
JOYCE A. GILBERT
ASSISTANT SECRETARY

Sworn to and subscribed before me, the undersigned Notary Public, on this date: 11-3-05

NOTARY NAME MUST BE TYPED OR PRINTED WITH NOTARY #

/s/ Rita R. Palmer
Notary Signature

[SEAL]

RITA R. PALMER
NOTARY PUBLIC • STATE OF OHIO
Recorded in Lorain County
My commission expires Aug. 8, 2010

[ILLEGIBLE]	(see instructions on back)